SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):April 28, 2010

 AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation

On April 28, 2010, AeroCentury Corp. (the "Company") and Union Bank, N.A., California Bank & Trust, and US Bank National Association, entered into a Loan and Security Agreement (the "Loan Agreement") providing the Company with  a credit facility of $75 million, for a two-year term, and with provisions allowing the Company to increase the maximum amount available under the credit facility to $110 million.  Union Bank, N.A. will act as  agent bank under the Loan Agreement.  The borrowings under the Loan Agreement are secured by a first priority lien in all of  the Company's assets, including its aircraft portfolio.  The Company used the proceeds of the initial draw under the Loan Agreement to pay off the outstanding amount of the Company's former credit facility (the "PNC Facility") with PNC Bank, NA, as agent for itself and the participants thereunder.  Upon repayment of the outstanding amount due under the PNC Facility,  the PNC Facility was terminated and the mutual obligations thereunder were extinguished.  In connection with the Loan Agreement, the Company entered into a new Subordination and Intercreditor Agreement between and among the Company, Union Bank, N.A., as agent, and the holders of the Company's Subordinated Notes, and a new Management Fee Subordination Agreement with Union Bank, NA, as agent.  The foregoing descriptions of the Loan Agreement, the Subordination and Intercreditor Agreement and the Management Fee Subordination Agreement are qualified in their entirety by reference to such agreements filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively.  The press release issued by the Company on April 29, 2010, disclosing the Company's entry into the Loan Agreement is filed herewith as Exhibit 99.4.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of the Company was held on Thursday, April 29. 2010 at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, California.

The final results of voting on each of the matters submitted to a vote of security holders at the 2010 Annual Meeting are as follows:

1.  Stockholders elected both of the Company's nominees for director to serve for terms to expire at the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below

Name	Votes For	Votes Withheld	Broker Non-votes
Neal D. Crispin	729,520	218,920	259,395
Evan M. Wallach	748,975	200,740	259,395

2.  Stokholders ratified the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm to audit the Company's financial statements for 2010, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-votes
1,195,960	1,662	6,262	259,395

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.  The following Exhibits are being furnished with this Form 8-K:

Exhibit No.	Document
99.1	Loan and Security Agreement, dated as of April 28, 2010
99.2	Subordination and Intercreditor Agreement, dated as of April 28, 2010
99.3	Management Fee Subordination Agreement, dated as of April 28, 2010
99.4	Press Release Disclosing Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 3, 2010

AEROCENTURY CORP
.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer